UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the securities exchange

Act of 1934

Date of Report (Date of earliest event reported)

December 18, 2003

ANALYTICAL SURVEYS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	84-0846389
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11900 CROWNPOINT DRIVE, SAN ANTONIO, TEXAS 78233

(Address of principal executive offices)

(210) 657-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report: Not Applicable

Item 5. OTHER EVENTS

On December 18, 2003 ASI announced that it has prevailed in arbitration proceedings first brought against the Company on June 26, 2002, by two former owners of Cartotech, Inc. Cartotech merged with ASI in 1998. The former owners, the Epner Family Limited Partnership and the Braverman Family Limited Partnership (together the “Claimants”), alleged that certain representations and warranties made by the Company in the merger agreement were false. The Claimants alleged that the financial condition of the Company was worse than depicted in its year-end financial statements for 1997 and the unaudited reports for the first two quarters of fiscal 1998. The Claimants also asserted that the Company violated the Texas and Indiana Securities Acts, and that ASI breached warranties in the merger agreement. The Claimants sought rescission and damages in the principle amount of $5,546,533, plus interest and attorneys’ fees.

On October 31, 2003, a three-member panel of the American Arbitration Association concluded a four-day, evidentiary hearing in the matter and issued its decision on December 17, 2003. The panel concluded that the Claimants failed to prove to the satisfaction of the panel that ASI breached any of its representations and warranties or that ASI made material misrepresentations in connection with the publicly filed financial statements issued prior to the closing date of the merger. The panel awarded zero damages to the Claimants and ordered each side to bear its own attorneys’ fees.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c	)	Exhibits

99.1 Press Release – ASI Prevails in Epner Arbitration

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc. (Registrant)

Date: December 19, 2003	/s/ Lori A. Jones
Lori A. Jones Chief Financial Officer